                              MERGER AGREEMENT &
                            PLAN OF REORGANIZATION

                           DATED AS OF MAY 31, 1996





                           BETWEEN ZYCAD CORPORATION
                                      AND
                             ATTEST SOFTWARE, INC.
                                      AND
                              THE SHAREHOLDERS OF
                             ATTEST SOFTWARE, INC.
                                      AND
                           ZYCAD INTERNATIONAL, INC.

                  MERGER AGREEMENT AND PLAN OF REORGANIZATION
                               TABLE OF CONTENTS



Recitals.......................................................... 5

ARTICLE ONE -The Merger and Reorganization........................ 6

ARTICLE TWO - Conversion of Shares................................ 6

ARTICLE THREE - Governance of Surviving Corporation............... 9
     Articles of Incorporation.................................... 9
     Bylaws....................................................... 9
     Directors and Officers....................................... 9

ARTICLE FOUR - Representations and Warranties of Attest and
     Shareholders................................................. 9
     Organization and Standing of Attest.......................... 10
     Subsidiaries................................................. 10
     Capitalization............................................... 10
     Share Ownership.............................................. 10
     Options, Warrants and Convertible Securities................. 10
     Financial Information........................................ 11
     Absence of Undisclosed Liabilities........................... 11
     Absence of Certain Changes................................... 12
     Taxes........................................................ 13
     Title to Properties; Liens and Encumbrances; Leasehold
       Interests.................................................. 14
     Patents, Trademarks, Etc..................................... 14
     Material Contracts........................................... 15
     Insurance.................................................... 16
     Customers and Supplies....................................... 16
     Compliance................................................... 17
     Employee Matters............................................. 17
     Employee Benefit Plans....................................... 18
     Warranties; Returned Products................................ 18
     Directors, Officers and Employees; Compensation; Bank
       Accounts; Certain Transactions............................. 18
     Litigation................................................... 18
     Authority of Shareholders.................................... 19
     Brokers...................................................... 19
     Disclosure................................................... 20
     Representations and Warranties............................... 20
     Disclosures Applicable to All Provisions..................... 20

ARTICLE FIVE - Representations and Warranties of Zycad............ 20
     Organization and Standing of Zycad and Subsidiary............ 20
     Authority of Zycad and Subsidiary............................ 20
     Access to Information........................................ 21
     Brokers...................................................... 21

     No Restriction on Sharheolders' Disposition of Zycad Stock... 21
     Disclosure................................................... 22
     Representations and Warranties............................... 22
     Valid Issuance of Zycad Stock................................ 22

ARTICLE SIX - Covenants of Shareholders and Attest................ 22
     Operations of Attest......................................... 22
     No Further Negotiations...................................... 23
     Access....................................................... 23
     Public Disclosure............................................ 23
     Updating of Schedules........................................ 23

ARTICLE SEVEN - Closing........................................... 23

ARTICLE EIGHT - Conditions to Zycad's Obligation to Close......... 24

ARTICLE NINE - Conditions to Shareholder's Obligation to Close.... 25

ARTICLE TEN - Post Closing Obligations............................ 26

ARTICLE ELEVEN - Termination...................................... 27
     Termination by Mutual Consent................................ 27
     Termination at Zycad's Option................................ 27
     Termination at Shareholder's Option.......................... 27
     Additional Rights of Termination............................. 27
     Expenses on Termination...................................... 28

ARTICLE TWELVE - Indemnification.................................. 28
     Indemnification by Shareholders.............................. 28
     Indemnification by Zycad..................................... 28
     Notice and Opportunity to Defend............................. 29
     Limitation................................................... 29

ARTICLE THIRTEEN - Miscellaneous.................................. 31
     Survival of Representations and Warranties................... 31
     Definition of Knowledge...................................... 31
     Amendment.................................................... 31
     Headings..................................................... 31
     Entire Agreement............................................. 31
     Counterparts................................................. 31
     Notices...................................................... 32
     Governing Law................................................ 33
     Waiver....................................................... 33

Signatures........................................................ 33

                                   SCHEDULES

Schedule 4.1     Exceptions to Qualification as a Foreign Corporation

Schedule 4.3     Attest  Capital Stock Table

Schedule 4.5     Incentive Stock Option Table

Schedule 4.6(a)  List of Tangible Assets

Schedule 4.6(b)  Balance Sheet

Schedule 4.7     Certain Material Liabilities of Attest

Schedule 4.8     Statement of Material Adverse Changes in Attest

Schedule 4.9     Statement of Tax Liabilities of Attest

Schedule 4.10 Exceptions to Title Properties and Statement of Default of Attest

Schedule 4.11    Intellectual Property Rights of Attest

Schedule 4.12    Material Contracts of Attest

Schedule 4.13    Insurance Policies and Bonds of Attest

Schedule 4.14    Customers and Suppliers of Attest

Schedule 4.15    Compliance Exceptions

Schedule 4.16    Accrued Vacation Pay and Sick Leave of Attest Employees

Schedule 4.17    Attest Employee Benefits Plan

Schedule 4.18    Attest Warranties, Returned Products

Schedule 4.19(a) Attest Directors, Officers and Employees

Schedule 4.19(b) Attest's Bank Accounts

Schedule 4.19(c) Interests of Attest Directors and Officers

Schedule 4.20    Attest Litigation

Schedule 4.22    Brokers

Schedule 4.23    Accounts Receivable

                                   EXHIBITS

Exhibit 7.1      Escrow Agreement

Exhibit 7.2      Employment Offers to Shareholders

Exhibit 8.1(b)   Opinion of Counsel for Attest

Exhibit 9.1(b)   Opinion of Counsel for Zycad

                  MERGER AGREEMENT AND PLAN OF REORGANIZATION


THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 31st day of May, 1996, by and between Attest Software, Incorporated, a company organized under the laws of California with principal offices at 4677 Old Ironside Drive, Suite 100, Santa Clara, California 95054, California ("Attest"); the holders of the issued and outstanding shares of the capital stock of Attest and holders of options therefor (the "Shareholders"); Zycad Corporation, a Delaware Corporation with principal offices at 47100 Bayside Parkway, Fremont, California 94538 ("Zycad"), and Zycad International, Inc., a California corporation and a wholly owned subsidiary of Zycad ("Subsidiary").

                                   RECITALS


WHEREAS, Shareholders are the owners and holders of all of the issued and outstanding shares of the capital stock of Attest and all of the options therefor; and

WHEREAS, Attest is a corporation duly organized and existing under the laws of California with authorized capital stock consisting of 10,000,000 shares of common stock, par value of which 2,000,000 shares are issued and outstanding on the date of this Agreement with options for an additional 678,571 shares to be exercised on or before the Closing Date; and

WHEREAS, Zycad is a corporation duly organized and existing under the laws of the State of Delaware; and

WHEREAS, Subsidiary is a corporation duly organized and existing under the laws of the State of California and is a wholly owned subsidiary of Zycad; and

WHEREAS, the Shareholders and the respective Boards of Directors of Attest, Subsidiary and Zycad have determined that it is advisable that Subsidiary shall be merged with and into Attest on the terms and conditions set forth herein and each such Board has, by resolution, duly adopted, approved and authorized the execution and delivery of this Agreement; and

WHEREAS, Shareholders, Attest, Subsidiary and Zycad deem it advisable to set forth in this Agreement the representations and warranties of each party and certain other undertakings and understandings in connection with the stock purchase and to provide for certain matters in respect of the conduct of the business of Attest prior to the Closing Date (as hereinafter defined).

                                   AGREEMENT


NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                  ARTICLE ONE

                           MERGER AND REORGANIZATION

1.1 On the Closing Date, as defined in this Agreement, a merger shall take place ("the Merger") whereby Subsidiary shall be merged with and into Attest, and Attest shall be the Surviving Corporation. (The term "Surviving Corporation" appearing in this Agreement denotes Attest after consummation of the Merger.) Attest's corporate name, existence, and all its purposes, powers, and objectives shall continue unaffected and unimpaired by the Merger, and as the Surviving Corporation it shall be governed by the laws of the State of California and succeed to all of Subsidiary's rights, assets, liabilities, and obligations in accordance with the California General Corporation Law.

1.2 For Federal income tax purposes, the Merger shall constitute a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

                                  ARTICLE TWO

                             CONVERSION OF SHARES

2.1  On the Closing Date:

     (a) Each share of Subsidiary's common stock issued and outstanding immediately before the Closing Date shall be converted into one share of common stock of the Surviving Corporation; and

     (b) All of the shares of Attest's common stock issued and outstanding on the Closing Date consisting of 2,679,106 shares (the "Attest Common Stock"), shall by virtue of the Merger and without action on the part of the Shareholder be converted into an aggregate of 387,098 shares of Zycad Common Stock ("Zycad Stock") at an exchange ratio of .1444877 share of Zycad Stock for each share of Attest Common Stock. Any fraction of a share of Zycad Stock shall be eliminated by rounding down to the nearest full share.

2.2 The number of shares of Zycad Stock to be exchanged for the Attest Common Stock as specified in Section 2.1(b) is based on a Closing Price of Zycad Common Stock of $6.20 per share (Closing Price is defined as the average daily closing price [last trade] of Zycad Common Stock as reported on NASDAQ for the 15 days preceding the date hereof. Adjustments to the number of shares of Zycad Stock shall be made, subject to the limitations of Section 12.4, if the following formula results in a sum that is less than $130,000:

     (Cash as of the hereof date + proceeds from the exercise of stock options + prepaid expenses + accounts receivable as of the hereof date + sales made by Attest but not invoiced prior to the Closing
     Date) less (total liabilities including all accruals for expenses related to Attest's business through the hereof date). Amounts representing accounts receivable and sales made but not invoiced shall be limited to those are, to Attest's knowledge, collectible. All liabilities that should be accrued as of the hereof date under generally accepted accounting principles shall be included in the foregoing formula, whether or not they were accrued as liabilities on the May 31, 1996 Balance Sheet.

     No adjustment in the number of shares shall be made if the above computation results in an amount greater than $130,000.

2.3 One-half of the Zycad Stock shall be delivered to the Shareholders on the Closing Date on a prorata basis based on their respective ownership interest of the Attest Shares.

2.4 The balance of the Zycad Stock exchanged for the Attest Shares shall be held in escrow (the "Escrowed Stock") in a separate escrow account for each Shareholder on a prorata basis based on their respective ownership interest and shall be released on the same prorata basis in accordance with the following schedule:

     a. One half of the Escrowed Stock shall be released upon the public announcement of Zycad's fiscal First Quarter 1997 financial results, provided there is a minimum of $1,200,000 in revenue generated from the sale and support of Attest Software Products during the period April 1, 1996 through March 31, 1997, (including revenue from sales made by Attest but not invoiced prior to Closing) which includes current Attest Products, as well as new versions or updates created by Zycad from the Attest Software source code ("Attest Software Revenue").

         In the event that there is less than $1,200,000 in Attest Software Revenue as stated above, but at least $800,000 in such revenue, the one half of the Escrowed Stock shall be released on a prorata basis, e.g., if the Attest Software Revenue equals $800,000, 66.67% of the one half of the Escrow Stock shall be released.

     b. A total of one-eighth of the Escrowed Stock shall be released upon the public announcement of Zycad's Second Quarter 1997 financial results provided there is a minimum of $300,000 in Attest Software revenue in Second Quarter 1997.

         A total of one-eighth of the Escrowed Stock shall be released upon the public announcement of Zycad's Third Quarter 1997 financial results provided there is a minimum of $300,000 in Attest Software revenue in Third Quarter 1997.

         A total of one-eighth of the Escrowed Stock shall be released upon the public announcement of Zycad's Fourth Quarter 1997 financial results provided there is a minimum of $300,000 in Attest Software revenue in Fourth Quarter 1997.

         A total of one-eighth of the Escrowed Stock shall be released upon the public announcement of Zycad's First Quarter 1998 financial results provided there is a minimum of $400,000 in Attest Software revenue in First Quarter 1998.

         In the event there is less than $1,300,000 in Attest Software Revenue for the period April 1, 1997 through March 31, 1998, but at least $900,000 in such Revenue, the balance of the one half of the Escrowed Stock scheduled to be released during this period which remain unreleased and held in escrow shall be released on a prorata basis, e.g., if the Attest Software Revenue equals $900,000, 69.23% of such unreleased shares of the one half of the Escrow Stock scheduled to be released shall be released.

     c. Notwithstanding the above, in the event that the cumulative Attest Software Revenue for the period April 1, 1996 through March 31, 1998 is a minimum of $2,500,000, all of the Escrowed Stock shall be released.

     d. In the event that not all of the Escrowed Stock is released under the provisions of subsections a, b, or c above, the balance of the Escrowed Stock shall be released upon the public announcement of Zycad's Second Quarter 1998 financial results, provided that there is a minimum of $500,000 in Attest Software Revenue for the period January 1, 1998 to June 30, 1998.

     e. In the event not all of the Escrowed Stock is released under the provisions of subsections a, b, c or d above, the balance of the Escrowed Stock shall be released to each Shareholder provided such Shareholder is still a Zycad employee on June 30, 1998.

     f. Notwithstanding anything to the contrary in this Section 2.4, if any of the following occurs, the balance of the Escrowed Stock that is, at the time such event occurs, still subject to the release provisions of subsections a through e above, shall be released to each such Shareholder as follows:

         (1) In the event of a Shareholder's death or disability, the balance of the Escrowed Stock shall be released to that Shareholder upon the later of (i) his death or disability, or (ii) one (1) year after the Closing Date, (subject, however, to Article Twelve below).

         (2) In the event Zycad terminates a Shareholder's employment without cause, the balance of the Escrowed Stock shall be released to that Shareholder upon the later of (i) said termination of employment, or (ii) one (1) year after the Closing Date, (subject, however, to Article Twelve below).

     g. Any Escrowed Stock remaining in escrow after the conditions specified in subsection e above shall be canceled and forfeited.

     h.   Attest Software Revenue is further defined in Schedule 2.4.

2.5 This Escrowed Stock will also be used to offset any breaches of Attest and Shareholder's representations, warranties, and indemnification provisions as contained in this Agreement.

2.6 All Escrowed Stock shall be issued and outstanding on Zycad's balance sheet and legally outstanding under Delaware law.

2.7 All cash dividends and distributions, if any, shall be paid to the Shareholders currently and shall not be deposited in Escrow.

2.8 All voting rights on the Escrowed Stock shall be exercisable by or on behalf of the Shareholders or their authorized agent.

2.9 The Escrowed Stock shall not be subject to claims for additional tax paid, if any, as a result of an audit by the Internal Revenue Service of the Shareholders or Zycad with respect to the herein reorganization.

2.10 Claims against the Escrowed Stock shall be satisfied by transferring to Zycad the number of shares determined by dividing the amount of each Shareholders' share of a claim (less his pro rata share of the aggregate deductible amount stated in Section 11.4(a)) by the greater of $6.20 or the average daily closing price (last trade) of Zycad common stock as reported on NASDAQ for the 15 days preceding the date on which such claim is deemed to be matured. Alternatively, Shareholders may pay the amount of the claim in cash within fifteen (15) days of notice to Shareholders, in which case the number of shares that would otherwise be transferred to Zycad shall thereafter, be subject only to the restrictions of Section 2.4 above and future claims, if any, under Article Twelve.

                                 ARTICLE THREE

                      GOVERNANCE OF SURVIVING CORPORATION

3.1  Articles of Incorporation

     The articles of incorporation of Attest in effect on the Closing Date of the Merger shall become the articles of incorporation of the Surviving Corporation. From and after the Closing Date of the Merger, said articles of incorporation, as they may be amended from time to time as provided by law, shall be, and may be separately certified as, the articles of incorporation of the Surviving Corporation.

3.2  Bylaws

     The bylaws of Attest in effect on the Closing Date of the Merger shall be the bylaws of the Surviving Corporation until they are thereafter duly altered, amended or repealed.

3.3  Directors and Officers

     The directors of Zycad Subsidiary on the Closing Date of the Merger shall be the directors of the Surviving Corporation. They shall hold office until their successors have been elected and qualified. The officers of Zycad Subsidiary on the Closing Date of the Merger shall be the officers of Surviving Corporation. Each shall hold office subject to the bylaws and the pleasure of the directors of Surviving Corporation.

                                 ARTICLE FOUR

           REPRESENTATIONS AND WARRANTIES OF ATTEST AND SHAREHOLDERS

As inducement to the execution of this Agreement by the parties hereto, Attest and the Shareholders represent and warrant that the following statements are true and correct on the date hereof:

4.1  Organization and Standing of Attest

     Attest is a corporation duly incorporated, validly existing and in good standing under the laws of California. Attest's Articles of Incorporation, and all amendments thereto, and its By-laws, as amended, copies of which have been delivered to Zycad, are complete, correct and in full force and effect at the date of this Agreement and Attest is not in violation of any provision of such Article and By-laws. Attest has the corporate power and authority to own, operate and dispose of its properties and to conduct its business as now being conducted.

4.2  Subsidiaries

     Attest has no subsidiaries and does not control, directly or indirectly, any other corporation, partnership, association or business organization.

4.3  Capitalization

     As of the date of this Agreement and except as set forth in
     Schedule 4.3, Attest's authorized capital stock consists of 10,000,000 shares of Attest Common Stock, of which 2,000,000 shares are issued and outstanding. On or before the Closing Date options for an additional 679,106 shares of Attest Common Stock will be exercised and will be issued and outstanding. No Attest Stock is held in the treasury of Attest. All outstanding shares of Attest Stock are duly and validly authorized and issued, fully paid and non-assessable, and the issuance and sale of all such Attest securities has been in compliance with all applicable securities laws. Attached hereto as Schedule 4.3 is a summary stock table for Attest stock.

4.4  Share Ownership

     The Shareholders are or will be the beneficial and record owners and holders of all of said 2,679,106 shares of the capital stock of Attest, which shares will be transferred to Zycad free and clear of any claims, liens, charges, equities and encumbrances or other restrictions which would in any way impair Shareholders right to effectively sell or transfer such shares to Zycad.

4.5  Options, Warrants Equity Commitments and Convertible Securities

     As of the date of this Agreement and except as set forth in
     Schedule 4.5, Attest has outstanding options to purchase 1,869,000 shares under its Incentive Stock Option Plan. On or before the Closing Date options for 679,106 shares of Attest Common Stock will be exercised and said shares will be issued and outstanding. The balance of options for 1,189,894 shares will be canceled on the Closing Date. There are no warrants or other commitment or agreement to issue, sell or transfer any shares of Attest capital stock, or any securities or obligations convertible into or exchangeable for shares of its capital stock to any third party. Attached hereto as Schedule 4.5 is a summary stock option table for the outstanding stock options.


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

4.6  Financial Information

     Attest has delivered to Zycad copies of the following financial statements (collectively the "Financial Statements"): (i) the unaudited results of operations (Statement of Profit and Loss) of Attest for the three-month periods ended June 30, 1995, September 30, 1995, December 30, 1995, March 31, 1996, and for the one-month period ended April 30, 1996 and (ii) the unaudited balance sheet of Attest as of June 30, 1995, September 30, 1995, December 30, 1995, March 31, 1996, April 30, 1996, and May 31, 1996 (the "Balance Sheet"). Attest shall deliver to Zycad as soon as practicable prior to the Closing Date Proforma financial statements as of the Closing Date.

     The Financial Statements, (including the notes thereto, if any) were prepared by Attest management in accordance with the books and records of Attest. Except as described on Schedule 4.6 Shareholders believe and represent that the Financial Statements fairly and accurately present the business operations for the periods covered by said statements in all material respects. None of Attest's books and records, has been compiled or audited by a Certified Public Accountant; and there can be no assurance that any of the foregoing is in conformity with generally accepted accounting principles.

     The tangible assets reflected in the Balance Sheet are shown thereon at actual cost, less depreciation and amortization, and in the case of plant and equipment are, to the best of Attest's knowledge, in good operating condition and state of repair. A true and complete list of all tangible assets of Attest as of May 31, 1996 is attached hereto as Schedule 4.6(a).

     Except as set forth in Schedule 4.6(b) attached hereto, all accounts receivable reflected in the Balance Sheet at the date thereof were bona fide accounts receivable resulting from the sale of goods and services in the ordinary course of business, and, shareholders have no reason to believe, such accounts receivable are not collectible in full in the ordinary course of business or are subject to conditions to payment, offsets, counterclaims, defenses of any kind, returns, allowances or credits. There is no allowance for warranty reserve reflected in the Financial Statements. Zycad shall have the right to indemnification pursuant to Section 12.1 of this Agreement for any accounts receivable arising from Attest product shipment prior to Closing which is not collected in full within ninety (90) days after Closing with commercially reasonable collection efforts by Zycad. The amount to be indemnified shall be the unpaid balance on said 90th day. Shareholders will receive credit for any monies collected by Zycad within 120 days after Closing.

4.7  Absence of Undisclosed Liabilities

     Except as set forth in Schedule 4.7 attached hereto, at the date of each such balance sheet Attest had no material liabilities (fixed or contingent, including without limitation any tax liabilities due or to become due) which were not fully disclosed, reflected or provided for in each such balance sheet. The officers of Attest and the Shareholders have no knowledge of any facts which would form the basis for the assertion of any material claim or liability which is not disclosed, reflected or provided for in each such Balance Sheet or described in Schedule 4.7 hereto.

4.8  Absence of Certain Changes

     Except as set forth in Schedule 4.8 attached hereto, since the date of the Balance Sheet there has not been:

     a. any material adverse change in the condition (financial or otherwise), assets, liabilities or business of Attest from that reflected in the Financial Statements or, to the knowledge of the officers of Attest or the Shareholders, any occurrence, circumstance or combination thereof which reasonably could be expected to result in any material adverse change in the condition (financial or otherwise), assets, liabilities or business of Attest.

     b. any damage, destruction or loss of any of the properties or assets of Attest (whether or not covered by insurance) materially adversely affecting the condition (financial or otherwise), assets, liabilities or business of Attest;

     c. any declaration, setting aside, payment or other distribution in respect of any of Attest's capital stock, or any direct or indirect redemption, purchase or other merger of any of such stock by Attest.

     d. any change in the capitalization of Attest from that reflected in the Financial Statements or in this Agreement, or any grant or issuance of (i) any shares of capital stock of Attest; (ii) any securities convertible into capital stock of Attest; or (iii) any option, warrant or other right to subscribe for or acquire shares of capital stock or securities convertible into capital stock of Attest;

     e. any event, other than changes in general economic conditions which affect the business of Attest, including without limitation, fire, explosion, accident, requisition or taking of property by any governmental agency, flood, drought, earthquake or other natural event, riot, act of God or the public enemy or damage, destruction or other casualty, whether or not covered by insurance, which has materially adversely affected the condition (financial or otherwise), assets, liabilities or business of Attest, or any such event known to the officers of Attest or the Shareholders which reasonably could be expected to materially adversely affect the condition (financial or otherwise), assets, liabilities or business of Attest;

     f. any increase in compensation payable to or for the benefit of, or committed to be paid to or for the benefit of, any director, shareholder, officer or employee of Attest, or in any benefits granted under any bonus, stock option, profit sharing, pension, retirement, deferred compensation, or other direct or indirect benefit plan, payment or arrangement made to, for the benefit of, or with any such director, shareholder, officer or employee;

     g. any borrowing or agreement to borrow funds or any incurring of any other material indebtedness or liability; or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other individual, firm, corporation or other entity by Attest;

     h. any change made by Attest in its methods of doing business or of accounting;

     i. any material mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to any properties or assets, tangible or intangible, of Attest;

     j. any technology licenses or sale or transfer of any technology rights except software object code licenses granted in the normal course of business.

     k. any sale, lease or disposition of, or any agreement to sell, lease or dispose of, any properties or assets held for use or used in the business of Attest, other than sales, leases or dispositions for fair equivalent value to persons other than directors, or officers of Attest in the ordinary course of the business of Attest;

     l. any modification, waiver, change, amendment, release, rescission, accord and satisfaction nor termination of, or with respect to, any material term, condition or provision of any material contract, agreement, license or other instrument to which Attest is a party, other than any satisfaction or performance in accordance with the terms thereof and other than in the ordinary course of the business of Attest;

     m. any labor or employee disputes or disturbances materially adversely affecting the condition (financial or otherwise), assets, liabilities or business of Attest, including the filing of any petition or charge of unfair labor practices with the National Labor Relations Board or any action, claim or proceeding relating to equal employment practices;

     n. any loan or advance made by Attest to any individual, firm, corporation or entity except for advances not material in amount made to employees of Attest in the ordinary course of the business of Attest;

     o. any other event, development, or condition of any character known to the officers of Attest or the Shareholders which materially adversely affects, or may reasonably be expected to so affect, the condition (financial or otherwise), assets, liabilities or business of Attest.

4.9  Taxes

     Except as set forth in Schedule 4.9, for all periods ended on or prior to the Closing Date, Attest has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authorities) all tax returns and reports for Attest required to be filed with the Internal Revenue Service, the appropriate California agencies and with all other jurisdictions, including state, county, local and foreign government agencies or instrumentalities where such filing is required by law. Except as set forth in Schedule 4.9, Attest has paid, or has made adequate provision in the Financial Statements for the payment of, all taxes, interest, penalties, assessments or deficiencies due or claimed to be due through the date of the Financial Statements and through the Closing Date in the Proforma Closing Financial Statements on or in respect of such tax returns and reports.
     Except as set forth in Schedule 4.9, there are for such periods (i) no other taxes which are due and payable by Attest which have not been paid or otherwise reserved for in the Financial Statements, including collection and remittance of sales tax; (ii) no other tax returns or reports which are required to be filed which have not been filed; (iii) no unpaid assessment for additional taxes other than reserved for in the Financial Statements for any fiscal period or, to the knowledge of the officers of Attest, any facts which would form the basis for any material assessment for additional taxes; (iv) no pending or, to the knowledge of the officers of Attest, threatened federal, state or local tax audit of Attest; and (v) no agreement with any federal state of local taxing authority that may affect the subsequent tax liabilities of Attest.

     Sales and payroll tax returns and reports have been prepared by management without review by a Certified Public Accountant. Income tax returns have been prepared by an accountant without review by a Certified Public Accountant.

     Attest has not accrued or reserved any amount for federal or state income tax liabilities.

4.10 Title to Properties; Liens and Encumbrances; Leasehold Interests

     Except as set forth in Schedule 4.10 or in the notes to the Balance Sheet, Attest has good title to all properties and assets owned by it, including those reflected in the Financial Statements (except for properties and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge. Except as set forth in Schedule 4.10, Attest is not in default under the terms of any material lease or sublease of any properties leased or subleased by it, and such leases or subleases are valid and enforceable leases or subleases for such properties. Except as set forth in Schedule 4.10, the property shown on the Balance Sheet constitutes all of the tangible personal property utilized by Attest in the conduct of its business as presently conducted.

4.11 Patents, Trademarks, Etc.

     Attached hereto as Schedule 4.11 is a true and complete list and summary description of all patents, patent applications, shop rights, know-how, inventions (whether or not patentable), trademarks and service marks and registrations thereof, trade names, trade secrets, confidentiality rights and agreements, copyrights, copyright registrations, proprietary ideas, licenses and interests therein (individually and collectively referred to as the "Intellectual Property Right(s)") presently owned or held by Attest. Where an Intellectual Property Right is held by Attest as a licensee under a license or sublicense or otherwise in any form or manner other than as owner of clear title, this is so designated in Schedule 4.11. Such Intellectual Property Right(s) are all such rights that are required to enable Attest to conduct its business as now conducted and as proposed to be conducted. Except as set forth in Schedule 4.11, the business currently and proposed to be conducted by Attest does not infringe and has not infringed the rights of others, including without limitation any rights under patents, patent applications, shop rights, know-how, inventions, trademarks, service marks, trade names, trade secrets, copyrights, contracts (whether express or implied in fact or in law), proprietary ideas, licenses, privacy rights or interests therein.
     To the best knowledge of Attest and the Shareholders, no third-party is violating or has violated any of the Intellectual Property Rights of Attest. Except as set forth in Schedule 4.11,
     Attest is the sole and absolute owner of the Intellectual Property Rights and has full right and authority to utilize the Intellectual Property Right(s) and other processes, systems and techniques presently employed, or proposed to be employed, by it in the research, design, scale-up, manufacture, and marketing of its products or projected products, and all rights to such Intellectual Property Right(s) and other processes, systems and techniques developed by any employee of Attest or developed for Attest by any consultant or third party have been duly and validly assigned to Attest without any restriction or unpaid or continuing royalty or other obligation. Except as set forth in
     Schedule 4.11, no third party and no affiliate, officer, director, or employee of Attest, nor any associates of any such person, owns or holds, directly or indirectly, any interest in any Intellectual Property Right(s) used or planned to be used by Attest. Except as limited by the Export Control Act, Attest has the unrestricted right to license, sublicense, or otherwise authorize any party whatsoever, anywhere in the world, to use and exercise any or all of the Intellectual Property Right(s), and, except as stated in Schedule 4.11, Attest has not granted any such license, sublicense, or authority. The closing and consummation of the transactions contemplated under this Agreement shall create no restriction under, nor have any other effect upon, Attest's right in, to, and under any of the Intellectual property Right(s). Except as expressly set forth in
     Schedule 4.11, Attest has not agreed to indemnify any person or entity for patent, service mark, trade secret, trademark, or copyright infringement as to any equipment, materials, products, services, or supplies which Attest produces, uses, provides, license, leases, sells or distributes. Attest has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets.

4.12 Material Contracts

     Schedule 4.12 attached hereto identifies all currently existing contracts, obligations or commitments, whether written or oral (i) involving payment by Attest of more than $10,000 during the past 12 months, (ii) extending beyond the Closing Date and involving annual payments by Attest of more than $10,000 during the next 12 months; or (iii) which are material to the business of Attest, including without limitation the following:

     a. employment, bonus or consulting agreements; pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of Attest;

     b. agreements with employees or others as to non-disclosure of proprietary information and assignment of inventions and developments;

     c. agreements relating to the purchase, sale or license of patents, copyrights, trade secrets, trade names or other rights to technology or other intellectual property;

     d. loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging, or granting or creating a lien or security interest or other encumbrance on, any property of Attest; any agreement or instrument evidencing any guaranty by Attest of payment or performance by any other person;

     e. agreements with dealers, sales representatives, brokers, and other distributors, jobbers, advertisers or sales agencies;

     f. agreements with any labor union or collective bargaining organization or other labor agreements;

     g. any lease of machinery, equipment, other personal property, including motor vehicles, and any lease or sublease of real estate to which Attest is a party;

     h. any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which Attest is a party;

     i. agreements limiting the freedom of Attest to compete in any line of business or in any geographic area or with any person;

     j. agreements providing for disposition of the business and assets, or shares, of Attest; agreements of merger or consolidation to which Attest is a party other than this Agreement; letters of intent with respect to the foregoing;

     k. agreements involving or letters of intent with respect to the merger of assets or shares of any other business;

     l.  powers of attorney granted by Attest; and

     m. any other contract, agreement or legal obligation to or with any director, officer or shareholder.

     True and complete copies of the written contracts and commitments (with all amendments thereto) listed on Schedule 4.12 have been delivered or made available to Zycad. Except as set forth in
     Schedule 4.12, Attest has complied with all material provisions of the contracts and commitments set forth in Schedule 4.12 hereto and of all other material contracts and commitments to which it is a party, and Attest is not in default under any thereof nor has any party asserted that Attest is in default under any thereof nor, to the knowledge of the officers of Attest and the Shareholders, does any condition exist which with the passage of time or the giving of notice would constitute a default under any thereof.

4.13 Insurance

     Attached hereto as Schedule 4.13 is a true, correct and complete list of all insurance policies and bonds in force in which Attest is named as an insured party, or for which Attest is named as an insured party, or for which Attest has paid any premiums, and said Schedule correctly states the name of the insurer, the name of each insured party, the type and amount of coverage, the deductible amounts, if any, the expiration date and the premium of each such policy or bond. Except as disclosed on said Schedule, all such policies or bonds are currently in full force and effect. Attest will continue all of such insurance in full force and effect up to and including the Closing Date. All premiums due and payable on such policies have been paid. Attest believes that such insurance is adequate for the conduct of its business.

4.14 Customers and Suppliers

     Attached hereto as Schedule 4.14 is a true, correct and complete list of the names of all customers and suppliers of Attest who, have purchased from or sold to Attest or who have entered into contracts with respect to the purchase from or sale to Attest, of products or services with an invoice price, before application of any discounts, offsets or the like, of at least $10,000. No customer or supplier of Attest has given Attest written notice of termination of its relationship with Attest, or has indicated in writing an intention to terminate its relationship with Attest, and to the knowledge of the officers of Attest and the Shareholders, there are no unresolved written complaints or material disputes existing with any such customer or supplier.

4.15 Compliance

     Except as set forth in Schedule 4.15, to the knowledge of the officers of Attest and the Shareholders, Attest has conducted its business so as to comply with applicable laws, regulations, ordinances and codes, including without limitation United States Department of Commerce export licensing regulations, except where the failure to so comply would not have a material adverse effect on the condition (financial or otherwise), assets, liabilities or business of Attest.

4.16 Employee Matters

     a. Schedule 4.16 contains a complete listing of all Attest employee benefit plans including, but not limited to, all pension, retirement, employee savings, bonus, profit sharing, stock option, worker's compensation insurance, group insurance or other employee welfare or benefit plan (hereinafter "Benefit Plan") in which Attest either participates or has responsibility. Current copies of those Benefit Plans have been supplied to Zycad.

     b. Attest is in material compliance with, and has filed, published and disseminated, all reports, documents, statements and communications required to be filed, published or disseminated by it under the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), and the rules and regulations promulgated under said Act, and each Benefit Plan to which said Act, rules and regulations are applicable is in substantial compliance therewith.

     c. to the knowledge of Attest, no Benefit Plan listed in Schedule 4.16 or any trustee or administrator thereof, has engaged in any transaction that is likely to subject any Benefit Plan or the Attest to tax or penalty or prohibited transactions imposed by Section 4975 of the Code or to a civil penalty imposed by any section of ERISA.

     d. no Benefit Plan that is subject to ERISA and whose termination could create a material liability for Attest has been completely or partially terminated.

     e. to the extent required by their terms or by law, all of the Benefit Plans have been fully funded and no benefit Plan has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code, whether or not such deficiency has been waived.

     f. except as disclosed in Schedule 4.16, Attest has no obligations for retiree health and life benefits under any plan.

     g. Attest's Stock Option Plan complies with the requirements for incentive stock option plans under Section 422 of the Code.

4.17 Employee Benefit Plans

     Schedule 4.17 attached hereto is a true, correct and complete list and summary description of all employee benefit plans maintained by Attest or Shareholders which cover employees of Attest. There are no pending or, to the knowledge of the officers of Attest, threatened claims by or on behalf of any trustee, beneficiary or other party with rights under any such benefit plans which allege a breach of fiduciary duties or violations of applicable state or federal laws which could materially adversely affect the condition (financial or otherwise), assets, liabilities or business of Attest, nor, to the knowledge of the officers of Attest any facts exist which would be the basis for any such claim.

4.18 Warranties; Returned Products

     No customer of Attest has the right to return any products manufactured or supplied by Attest for refund of purchase price or credit pursuant to any agreement, understanding or practice of Attest, other than those rights granted to a purchaser under the terms and conditions of Attest's standard warranty described in
     Schedule 4.18 attached hereto, or as set forth and described on
     Schedule 4.18. Except as set forth on Schedule 4.18, there are no existing claims by purchasers requesting or asserting the right to return any Attest products for refund of purchase price or credit, or demands for damages of any nature arising out of alleged defective performance of such products. Attest is not aware of any warranty, product repair or replacement claims or liabilities relating to products manufactured or sold by Attest. There is no reserve for warranty expense on the Balance Sheet.

4.19 Directors, Officers and Employees; Compensation; Bank Accounts; Certain Transactions

     Attached hereto as Schedule 4.19(a) is a true, correct and complete list of all directors, officers and employees of Attest and the annual total salary and bonus each is currently being or is expected to be paid by Attest for the year ended December 31, 1996. Except as disclosed in Schedule 4.19(a) there are no other forms of compensation, deferred or otherwise, paid to or accrued for the account of any such director, officer or employees of Attest. To the knowledge of the officers of Attest, no officer or key employee of Attest has expressed an intention (except as specified in Schedule 4.19(a)) to terminate his or her employment with Attest.

     Attached hereto as Schedule 4.19(b) is a true, correct and complete list of each bank in which Attest has an account or safe deposit box and the names of all persons authorized to draw funds thereon, or have access thereto.

     Except as set forth in Schedule 4.19(c) attached hereto, to the knowledge of the officers of Attest, none of Attest's officers or directors, or their respective spouses, owns directly or indirectly, individually or collectively, a material interest in any entity which (i) is a competitor, customer or supplier of Attest or (ii) has an existing contractual relationship with Attest.

4.20 Litigation

     Except as set forth in Schedule 4.20, there is no litigation or proceeding pending or, to the knowledge of the officers of Attest or the Shareholders, threatened against Attest, its properties or business, or the Shareholders relating to the operations of Attest, nor is there any pending or, to the knowledge of the officers of Attest or the Shareholders, threatened governmental investigation relative to employee safety, discrimination matters, product safety, wage or price regulations or environmental matters, nor are there any actions or proceedings pending or proposed in which Attest or the Shareholders are the plaintiff or petitioner except as set forth in Schedule 4.20. To the knowledge of the officers of Attest or the Shareholders, there is no judgment, decree, injunction, rule or order of any court, arbitrator or governmental agency against Attest.

4.21 Authority of Shareholders

     Each Shareholder and Attest has the legal power and authority to enter into and perform this Agreement and the transactions contemplated herein. The execution, delivery and performance of this Agreement and the other agreements contemplated herein by Shareholders have been duly authorized by Attest's Board of Directors. The Shareholders and Attest have the corporate power and authority to consummate the sale of the Attest Stock pursuant to this Agreement. This Agreement has been duly and validly authorized by all necessary corporate action of Attest and will constitute the legal, valid and binding obligation of Shareholders and Attest, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition or provision of the Articles of Incorporation or By-Laws of Attest, or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which Attest or Shareholders is a party or by which Attest or any of its assets or properties are or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, or result in the creation or imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of Attest, or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of Attest, except for such violations, conflicts, breaches, defaults, liens, restrictions, interests and rights that would not, in the aggregate, have a material effect of the condition (financial or otherwise), assets, liabilities or business of Attest, or that are cured, waived or terminated prior to the Closing Date. No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or any other governmental body is required for the consummation by Attest of the transactions contemplated by this Agreement except those contemplated by this Agreement.

4.22 Brokers

     Except as set forth in Schedule 4.22 hereto, neither Zycad nor Attest nor anyone acting on their behalf has or will have, as a result of any act or omission of either Shareholders or Attest, any liability to any broker, finder, agent or other person (other than legal and accounting advisors) in connection with the transactions contemplated hereby, nor has Attest or anyone acting on its behalf, agreed to pay any brokerage, finder's, consulting or investment banking fee or commission, whether payable in cash, securities or in any other form with any person, firm or entity with respect to the transactions contemplated hereby.

4.23 Disclosure

     No representation or warranty by the Shareholders in this Agreement, nor any statement or certificate furnished or to be furnished to Zycad pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.24 Disclosures Applicable to All Provisions

     Disclosure of any matter in a particular schedule or provision of Article Four shall constitute disclosure of such matter in each schedule and section of Article Four to which the item is relevant.

4.25 Representations and Warranties

     Shareholders representations and warranties contained in this Agreement shall be true at the time of Closing as though such representations and warranties were made at Closing.


                                 ARTICLE FIVE

                    REPRESENTATIONS AND WARRANTIES OF ZYCAD

As inducement to the execution of this Agreement by the parties hereto, Zycad represents and warrants that the following statements are true and correct on the date hereof:

5.1  Organization and Standing of Zycad and Subsidiary

     Each of Zycad and its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdictions of their incorporation, and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or the character of its properties makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), assets, liabilities or business of Zycad. Zycad's Certificate of Incorporation, and all amendments thereto, and its By-Laws, as amended, copies of which have been delivered to Shareholders, are complete, correct and in full force and effect at the date of this Agreement. Zycad has the corporate power and authority to own, operate and dispose of its properties, to conduct its business as now being conducted, to enter into, deliver and perform its obligations and undertakings under this Agreement and to complete the transactions contemplated herein.

5.2  Authority of Zycad and Subsidiary

     Zycad and Subsidiary has the legal power and authority to enter into and perform this Agreement and the transactions contemplated herein. The execution, delivery and performance of this Agreement and the other agreements contemplated herein by Zycad have been duly authorized by the Board of Directors of Zycad. Zycad has the corporate power and authority to consummate the purchase of stock pursuant to this Agreement. This

     Agreement has been duly and validly authorized by all necessary corporate action of Zycad and constitutes the legal, valid and binding obligations of Zycad, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition or provision of the Articles of Incorporation or By-Laws of Zycad, or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which Zycad is a party or by which Zycad or any of its assets or properties are or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, or result in the creation or imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of Zycad, or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of Zycad, except for such violations, conflicts, breaches, defaults, liens, restrictions, interests and rights that would not, in the aggregate, have a material effect on the condition (financial or otherwise), assets, liabilities or business of Attest, or that would not, in the aggregate have a material effect on the condition (financial or otherwise), assets, liabilities or business of Zycad, or that are cured, waived or terminated prior to the Closing Date.
     No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or any other governmental body is required for the consummation by Zycad of the transactions contemplated by this Agreement except those contemplated by this Agreement.

5.3  Access to information

     Zycad has been provided with all information about Attest requested by it including without limitation all materials referenced in Article Four or any schedule thereto; it has been provided the opportunity to ask questions of and receive answers from Attest and its management and has been supplied all information and documentary material deemed necessary by it to verify the accuracy of such information.

5.4  Brokers

     Neither Shareholders or Attest nor anyone acting on their behalf has or will have as a result of any act or omission by Zycad any liability to any broker, finder, agent or other person (other than legal and accounting advisors) in connection with the transactions contemplated hereby, nor has Zycad or anyone acting on its behalf agreed to pay any brokerage, finder's, consulting or investment banking fee or commission, whether payable in cash, securities or in any other form with any person, firm or entity with respect to the transaction contemplated hereby.

5.5  No Restriction on Shareholders' Disposition of Zycad Stock

     The Zycad Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration contained in Section 3(a)(10) thereof. The Zycad Stock can be publicly traded subject only upon the issuance of an opinion letter by Zycad to its transfer agent and compliance with the requirements of Rule 145. Zycad will issue such instructions to its transfer agent as may be necessary for

     Shareholders to sell the Zycad Stock. Zycad has complied or shall comply with NASD rules with respect to the Zycad Stock and such Stock shall be approved for full listing on NASDAQ.

5.6  Disclosure

     No representation or warranty by Zycad in this Agreement, nor any statement or certificate furnished or to be furnished to Attest or Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

5.7  Representations and Warranties

     Zycad's representations and warranties contained in this Agreement shall be true at the time of Closing as though such representations and warranties were made at Closing.

5.8  Valid Issuance of Zycad Stock

     The Zycad Stock has been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable, and issued in compliance with all applicable federal and Delaware securities laws.

                                  ARTICLE SIX

                     COVENANTS OF SHAREHOLDERS AND ATTEST

6.1  Operations of Attest

     Attest and the Shareholders agree that they will, at all times subsequent to the date of this Agreement and prior to the Closing Date, operate Attest's business in the ordinary course consistent with Attest's past practice, use their best efforts to preserve intact Attest's present business organization, keep available the services of Attest's present officers and employees, and preserve Attest's relationships with customers, suppliers and others having business relationships with Attest. Attest and the Shareholders agree that during the period from the date hereof until the Closing Date they will not, without the consent of Zycad, amend Attest's Articles of incorporation or By-Laws, enter into any employment or consulting contract, pay any dividend on Attest's stock, issue Attest Stock, change any Stock Option Plan or other Employee Benefit Plan, make any other distribution of assets to Attest's shareholder, repurchase or make any reduction in any of Attest's outstanding securities, issue any securities of any nature or grant any further rights or options to acquire securities of Attest, increase any compensation payable or to become payable or benefits to be paid to any officer, employee or agent of Attest, enter into any contract or commitment on behalf of Attest extending beyond the date of this Agreement except sales of products and purchase of raw materials and supplies in the ordinary course of business.

6.2  No Further Negotiations

     Until the Closing Date, or the earlier termination of this Agreement, Attest and Shareholders will not (i) sell, offer to sell or solicit offers to purchase any of the assets of Attest (other than sales of the products of Attest in the ordinary course of business); or (ii) sell, offer to sell or exchange or solicit offers to purchase or exchange, any capital stock of Attest, from any other party (other than Zycad), or enter into any merger, consolidation, liquidation or similar transaction involving Attest and any other party (other than Zycad), and Attest and the Shareholders will not provide confidential, technical or other information to any person (other than Zycad) in connection with any such proposed purchase or transaction.

6.3  Access

     Attest and the Shareholders shall permit Zycad to make such due diligence investigation of Attest as Zycad deems appropriate, and Attest and the Shareholders shall make available to Zycad and its staff, attorneys, accountants, consultants and other representatives all information about Attest which Zycad may reasonably request in connection with such investigation. Unless and until the transaction contemplated by this Agreement has been completed, Zycad (and its staff, attorneys accountants, consultants and other representatives) shall hold all such information and documents received from Attest or any of its affiliates in strictest confidence, pursuant to the terms and conditions of the Confidentiality and Nondisclosure Agreement between Attest and Zycad. All such information in written form and all such documents shall be returned to Attest in the event the transactions contemplated by this Agreement are not completed.

6.4  Public Disclosure

     Neither party, nor any of its affiliates shall make any public announcement or issue any press release concerning the proposed stock sale without the prior consent of the other except as required by law.

6.5  Updating of Schedules

     Shareholders shall provide Zycad with updates to the Schedules set forth in Article Four current as of the Closing Date.

                                 ARTICLE SEVEN

                                    CLOSING

The closing of the sale (the "Closing") of the capital stock of Attest shall take place on June 1, 1996 (the "Closing Date") at a mutually agreeable time and place (or such other time and place as may be mutually agreeable).

7.1 At the Closing, Shareholders shall deliver to Zycad, free and clear of all encumbrances certificates for all the issued and outstanding shares of Attest Stock in negotiable form, endorsed in blank with all transfer stamps required by government authorities attached hereto. Upon such delivery and delivery of the other documents referred to in Article Eight,

     Zycad shall transfer to Shareholders fifty percent (50%) of the Zycad Stock as adjusted for in Article Two of this Agreement. The balance of the Zycad Stock shall be delivered into escrow to State Street Bank and Trust Company as Escrow Agent to be held in escrow
     under an Escrow Agreement pursuant to Section 2.4.   The Escrow
     Agreement shall be in a form reasonably acceptable to the parties and shall be attached as Exhibit 7.1.

7.2 At Closing, Zycad will offer the Shareholders employment providing for their continued employment at compensation and benefits at least equal to what they were receiving at Attest. Attached hereto as Exhibit 7.2 are copies of each offer letter to the Shareholders.

7.3 In addition, Shareholders shall deliver to Zycad the following documents at Closing:

     a. Minute book, stock transfer book, stock certificate book and corporate seal of Attest.

     b.  All original agreements to which Attest is a party.

     c.  Signed employment agreements with Zycad.


                                 ARTICLE EIGHT

                   CONDITIONS TO ZYCAD'S OBLIGATION TO CLOSE

The obligation of Zycad to consummate the purchase of Attest Stock is subject to satisfaction, on or prior to the Closing Date, of the following conditions:

8.1  Attest shall have delivered to Zycad:

     a. a certified copy of the resolution or resolutions duly adopted by the Board of Directors and Shareholders authorizing execution of this Agreement and the consummation by Attest and the Shareholders of the transactions contemplated thereby;

     b. an opinion in form and substance reasonably satisfactory to counsel for Zycad, dated the Closing Date, of counsel for Attest. This legal opinion shall be attached as Exhibit 8.1(b).

     c. A Proforma Closing Balance Sheet and Statement of Profit and Loss as of the Closing Date.

8.2 Shareholders shall have performed in all material respects the obligations, covenants and undertakings by each herein to be performed at or prior to the Closing Date including the cancellation of the Shareholders/Attest inter-company debt if any, and Zycad shall have received at Closing a certificate, dated the Closing Date and executed on behalf of Attest by its President and by each of the Shareholders to that effect.

8.3 The representations and warranties of Attest and the Shareholders contained in this Agreement, including the schedules thereto, shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Zycad shall have received at the Closing a certificate to such effect, dated the Closing Date and executed on behalf of Attest by its President and by each of the Shareholders.

8.4 The transfer of Attest Stock pursuant to this Agreement shall not violate any order, decree or judgment of any court or government body having competent jurisdiction, and no law, rule, regulation or order shall have been adopted, by any such body, prohibiting or enjoining the transactions contemplated by this Agreement or which would, in the reasonable judgment of Zycad, render it impossible or inadvisable for Zycad to consummate the transactions contemplated hereby or to own, operate or control the assets, properties or business of Attest.

8.5 Attest and Zycad shall have received by the Closing Date all authorizations and approvals of federal or state regulatory bodies and officials as may be required in connection with the sale of the Attest Stock and the transaction contemplated herein.

8.6 The California Department of Corporations shall have issued an order declaring this transaction to be fair to the Shareholders.

8.7 All employees of Attest have accepted employment with Zycad and have signed Zycad's Standard Employment Agreement.

8.8 Zycad shall have entered into an Escrow Agreement with State Street Bank and Trust Company in substantially the form attached hereto as
     Exhibit 7.1.

8.9  Receipt of any required third party contracts.

8.10 No shareholder entitled to exercise dissenters rights.


                                 ARTICLE NINE

                CONDITIONS TO SHAREHOLDERS' OBLIGATION TO CLOSE

The obligation of Shareholders to consummate the Stock Purchase is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

9.1  Zycad shall have delivered to Shareholders:

     a. a certified copy of the resolution or resolutions duly adopted by the Board of Directors of Zycad authorizing the execution of this Agreement and the consummation by Zycad of the transactions contemplated thereby;

     b. an opinion in form and substance reasonably satisfactory to counsel for Shareholders dated the Closing Date, of Zycad's counsel. This legal opinion shall be attached as Exhibit 9.1(b).

9.2 Zycad shall have performed in all material respects the obligations, covenants and undertakings by it herein to be performed at or prior to the Closing Date; and Shareholders shall have received at Closing a certificate dated the Closing Date and executed on behalf of Zycad by a duly authorized officer to that effect.

9.3 The representations and warranties of Zycad contained in this Agreement, including the schedules thereto, shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Shareholders shall have received at the Closing a certificate to such effect, dated the Closing Date and executed on behalf of Zycad by its Chief Executive Officer or Chief Financial Officer.

9.4 The transfer of Zycad Stock shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction, and no law, rule, regulation, or order shall have been adopted, by any such body, prohibiting or enjoining the transactions contemplated by this Agreement or which would, in the reasonable judgment of Shareholders, render it impossible or inadvisable for Shareholders to consummate the transactions contemplated hereby.

9.5 Shareholders and Zycad shall have received by the Closing Date all authorizations and approvals of federal or state regulatory bodies and officials as may be required in connection with the sale of the Attest Stock, and the issuance of the Zycad Stock and the transactions contemplated herein.

9.6 The California Department of Corporations shall have issued an order declaring this transaction to be fair to the Shareholders.

9.7 Zycad shall have entered into an Escrow Agreement with State Street Bank and Trust Company in substantially the form attached hereto as
     Exhibit 7.1.

9.8 The Zycad Stock shall be freely transferable and publicly tradable subject only to the requirements of Rule 145 and subject to no other restriction or limitation.


                                  ARTICLE TEN

                           POST CLOSING OBLIGATIONS

Shareholders shall have the following obligations after the Closing Date:

10.1 Shareholders shall indemnify Zycad pursuant to Article Twelve.

10.2 Shareholders shall cooperate with Zycad in the orderly transfer of its technology, business operations and its books and records.

Zycad shall have the following obligations after the Closing Date:

10.3 Zycad shall indemnify Shareholders pursuant to Article Twelve.

10.4 Zycad agrees to reimburse Shareholders for the stock brokerage fees incurred in selling the first $300,000 worth of Zycad stock in the aggregate for all Shareholders on the condition that Zycad may select the stockbroker provided, however, that said stockbroker shall be a market maker as required by Rule 145.

                                ARTICLE ELEVEN

                                  TERMINATION

11.1 Termination by Mutual Consent

     At any time on or prior to the Closing Date, this Agreement may be terminated by mutual written consent of the Boards of Directors of Attest and Zycad, without liability on the part of any party.

11.2 Termination at Zycad's Option

     At any time on or prior to the Closing Date, this Agreement may be terminated by Zycad without liability to any party, by written notice from the Board of Directors of Zycad to Attest, in any of the following events:

     a.  Change in Management

         There shall have been any change in the management of Attest, either by death, disability, termination, resignation or otherwise; or

     b.  Failure of Conditions

         The occurrence of any event which in the reasonable opinion of Zycad renders one or more of the conditions to Zycad's obligations to close listed in Article Seven hereof impossible to satisfy.

11.3 Termination at Shareholders' Option

     At any time on or prior to the Closing Date, this Agreement may be terminated by the Shareholders without liability to any party, by written notice from the Shareholders to Zycad, in any of the following events:

     a.  Failure of Conditions

         The occurrence of any event which in the opinion of Shareholders renders one or more of the conditions to Shareholders obligations to close listed in Article Eight hereof impossible to satisfy.

11.4 Additional Rights of Termination

     In addition to the other terms of this Article Eleven, this Agreement may be terminated by written notice from either the Board of Directors of Zycad or Shareholders to the other parties hereto, without liability on the part of either party, if the purchase of the Attest Stock has not been consummated by June 15, 1996 for any reason whatsoever.

11.5 Expenses on Termination

     Upon termination for any reason pursuant to this Article Eleven, each party shall bear all of its out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation all legal, accounting, printing, travel and other similar fees and expenses.


                                ARTICLE TWELVE

                                INDEMNIFICATION


12.1 Indemnification by Shareholders

     Subject to the provisions of Section 12.4 and Section 12.1 hereof, Shareholders agree to indemnify and hold harmless Zycad from and against any and all loss, liability, damage or deficiency (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) (collectively "Damages") actually and reasonably incurred by Zycad (excluding any costs of internal personnel of Zycad) that:

     a. are caused by any breach of any representation, warranty, covenant or agreement of the Shareholders or Attest contained in this Agreement; or

     b. are based on any undisclosed and valid claims of third parties related to, based upon or arising out of the operations of Attest prior to the Closing Date; or

     c. represent federal or state taxes attributable to the activities of Attest prior to the Closing except for state and federal tax liability arising from the transactions contemplated by this Agreement; or

     d. arise out of an Insurance Claim. As used herein, the term "Insurance Claim" shall mean any product liability or worker's compensation claim, or any other claim for general liability of a type covered by Shareholders comprehensive general liability, product liability or property insurance, regardless of policy limits or deductible amounts, which claim arises out of an occurrence prior to the Closing.

12.2 Indemnification by Zycad

     Subject to the provisions of Section 12.4 hereof, Zycad agrees to indemnify and hold harmless Shareholders from and against any and all Damages (as defined in Section 12.1 hereof) actually incurred by Shareholders (excluding any costs of internal personnel of Shareholders) that:

     a. are caused by any breach of any representation, warranty, covenant or agreement of Zycad contained in this Agreement; or

     b. are based on any claims of third parties related to, based upon or arising out of the operations of Attest on or after the Closing Date including but not limited to payments due Attest employees arising after the Closing Date under any employment agreement or commission agreement between Attest and employees of Attest; or

     c. represent federal or state taxes attributable to the activities of Attest on or after the Closing Date, except for state and federal tax liability arising from the transactions contemplated by this Agreement; or

     d. are caused by (i) the release of Escrowed Stock to Shareholders under Section 2.4 disproportionate to the number of shares of Zycad Stock the Shareholders received in exchange for their Attest Shares or (ii) any claim against the Escrowed Stock under Article Twelve disproportionate to the number of shares of Zycad Stock the Shareholders received in exchange for their Attest Shares.

12.3 Notice and Opportunity to Defend

     Promptly after receipt by Zycad, on the one hand, or the Shareholders, on the other hand, of notice of any action, proceeding or claim that could give rise to a right of indemnification pursuant to Section 12.1 or 12.2 hereof, Zycad or Shareholders, as the case may be, shall give the party who may become obligated to provide indemnification hereunder (the "Indemnifying Party") written notice describing in reasonable detail the facts and circumstances surrounding such claim within 10 days of receiving such notice or otherwise becoming aware of the facts constituting the claim. The Indemnifying Party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any such matter, including but not limited to an asserted liability against the party seeking such indemnification, provided, however, that the Indemnifying Party shall not settle a claim against the Indemnified Party without the Indemnified Party's prior written consent, which shall not be unreasonably withheld. If any Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the party seeking indemnification (the "Indemnified Party) of its intention to do so, and the Indemnified Party shall cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of such asserted liability. Under no circumstances shall the Indemnified Party compromise any such asserted liability without the written consent of the Indemnifying Party unless the Indemnifying Party has failed or refused to undertake the defense or compromise of any such asserted liability after a reasonable period of time not to exceed thirty (30) days has elapsed since the Indemnifying Party received notice of a claim for indemnification pursuant to this Section 12.3 hereof. The parties acknowledge that the indemnification obligations set forth in this Article 12 were negotiated between the parties.

12.4 Limitation

     a. No indemnity shall be payable to Zycad with respect to any claim arising under Section 12.1 hereof unless the aggregate amount of Damages due from Shareholders with respect to all such claims shall exceed $25,000 in the aggregate, whereupon all amounts then due from Shareholders with respect to claims aggregating in excess of $25,000 shall be payable on demand, and all such amounts thereafter due from Shareholders with respect to such claims shall be payable on demand. This limitation shall not apply to claims for indemnification based upon a breach of the representations and warranties contained in Section 4.5 of this Agreement.

     b. No indemnity shall be payable to Shareholders with respect to any claim arising under Section 12.2 unless the aggregate amount of Damages due from Zycad with respect to such claims shall exceed $25,000 in the aggregate, whereupon all amounts then due from Zycad with respect to such claims aggregating in excess of $25,000 shall be payable on demand, and all such amounts thereafter due from Zycad with respect to such claims shall be payable on demand.

     c. The amount of Damages for which the Indemnifying Party may be liable for indemnification shall be reduced by the amount of any insurance proceeds received by the Indemnified Party with respect to the claim that is the subject of indemnification pursuant to this Article Twelve.

     d. All claims for indemnification pursuant to this Article Twelve shall expire one (1) year from the Closing Date, unless the Indemnifying Party has received notice of such claim prior to such date. Notwithstanding the foregoing, all claims for indemnification for tax liability pursuant to Sections 12.1(c), and 12.2(c) shall not expire until expiration of the relevant statutes of limitation applicable to such tax matters.

     e. The Escrow shall be the sole and exclusive remedy of Zycad in connection with any claim, damage, loss, cost, expense, liability, damage, penalty or obligation arising under or attributable to, or by reason of or in connection with any rights of Zycad pursuant to
         Section 12.1 above under Article Twelve. Zycad shall have the right to satisfy any indemnity claims first with Escrowed Stock which has been earned by Shareholders pursuant to Section 2.4. Shareholders shall not under any circumstances be personally liable for any indemnification claims by Zycad except to the extent Escrowed Stock is available.


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                                       30

                               ARTICLE THIRTEEN

                                 MISCELLANEOUS

13.1 Survival of Representations and Warranties

     All representations and warranties contained here or made in writing by the parties hereto in connection herewith shall survive the Closing Date until the first anniversary of the Closing Date, at which time the representation and warranties shall terminate; provided, however, that Zycad's representations and warranties in Sec. 4.5 shall not terminate until the earlier of (i) 30 days after all Escrowed Stock has been released, or (ii) July 30, 1998.

13.2 Definition of Knowledge

     As used herein in connection with a specific representation or warranty, "knowledge" of the officers of Attest or the Shareholders or Zycad, as the case may be or "known" to the officers of Attest or the Shareholders or Zycad means the knowledge of one or more of such officers following such reasonable inquiry as is appropriate under the circumstances and in the context of each such representation or warranty.

13.3 Amendment

     This Agreement may be amended, modified or supplemented in whole or in part at any time by an instrument in writing executed in the same manner as this Agreement after due authorization by the respective Board of Directors of the parties hereto.

13.4 Headings

     The Article and Section headings in this Agreement and in the Index are solely for the convenience and reference of the parties hereto, and are not intended to be descriptive of the entire contents of any such Articles or Sections and shall not limit or otherwise affect any of the terms or provisions hereof.

13.5 Entire Agreement

     This Agreement and the documents, schedules and exhibits described herein or attached or delivered pursuant hereto set forth the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. Except as expressly set forth herein, no party is entitled to rely on any statement not contained herein or any writing not specifically furnished pursuant hereto.

13.6 Counterparts

     This Agreement may be executed in one or more counter parts each of which shall be deemed to constitute an original and shall become effective when each of the parties hereto has signed and delivered to the other parties a copy of this Agreement, whether or not all parties have signed the same copy.

13.7 Notices

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when received, or when sent by certified or registered mail, return receipt requested, or by prepaid telex or telegram, as follows:

     a.   If to Attest:

          Attest Software, Inc.
          Attention:  President
          4677 Old Ironside Drive
          Suite 100
          Santa Clara, CA 95054

     b.   If to Zycad:

          Zycad Corporation
          Attention:  Chief Executive Officer
          47100 Bayside Parkway
          Fremont, CA  94538

     or to such other address as shall be designated by any of such parties to the others by such a notice.

(This space left intentionally blank)

13.8 Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of California. The prevailing party shall be entitled to reasonable attorneys' fees and costs incurred in connection with such litigation.

13.9 Waiver

     No waiver of any provision of this Agreement or any rights or obligations of either party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed in its corporate name by its duly authorized officers all as of the date first above written.

ZYCAD CORPORATION:                       ATTEST SOFTWARE INCORPORATED:


By   /s/ Peter J. Cassidy                By  /s/ Henry D. Holt, III
   ------------------------------------     -------------------------------
     Peter J. Cassidy                        Henry D. Holt III
     Executive VP and Chief                  President
     Financial Officer




ZYCAD INTERNATIONAL, INC.                SHAREHOLDERS

By   /s/ Peter J. Cassidy                 /s/ Henry D. Holt, III
   ------------------------------------  -------------------------------
     Peter J. Cassidy                         Henry D. Holt III
     Executive VP and Chief
     Financial Officer                    /s/ Alexander Miczo
                                         -------------------------------
                                              Alexander Miczo

                                          /s/ Manzer Masud
                                         -------------------------------
                                              Manzer Masud